Exhibit 10.11

Lease Contract for Matrix International Center

This Contract is entered into by and between:

Lessor (Party A): Shangrao City State-owned Assets Management Group Co., Ltd.

Business license registration No.: 91361100669789461B

Registered address: ***

Legal representative: Baocai Hu	Tel.: ***

Authorized agent:	Tel.:

Address: ***	Zip code: ***

And

Lessee (Party B): Hangzhou Qunhe Information Technology Co., Ltd.

Business license registration No.: 91330104586505275L

Registered address: ***

Legal representative: Xiaohuang Huang	Tel.: ***

Authorized agent:	Tel.:

Address: ***	Zip code: ***

In accordance with the Contract Law of the People’s Republic of China, Regulations of Hangzhou Municipality on the Administration of Property Leasing and other applicable laws and regulations, the parties enter into this Contract on the principles of equal-footing, free will and consensus, by which Party B leases from Party A the property legally offered for lease by Party A.

Article 1 Scope

1-1

The property hereunder is the “Matrix International Center” located at 515 Yuhangtang Road, Gongshu District, Hangzhou City (hereinafter referred to as the “Property”). Party A is fully entitled to independently lease and manage the Property. Party B has a sufficient understanding of the property to be leased and is willing to lease the property and the associated facilities.

1-2

Party A shall lease to Party B the following rooms in Building 1 in the Matrix International Center: Room 1101, 1102, 1103, 1104, 1105, 1106, 1107; 1201, 1202, 1203, 1204, 1205, 1206, 1207; 1301, 1302, 1303, 1304, 1305 and 1307 (which were originally numbered as 1-1101, 1102, 1103, 1104, 1105, 1106, 1107; 1-1201, 1202, 1203, 1204, 1205, 1206, 1207; 1-1301, 1302, 1303, 1304, 1305, 1306, 1307) (hereinafter referred to the “Rooms”). Refer to Appendix I for the floor plan.

1-3

The built-up area of the Rooms totals 2,728.52 m2 (the actual area is subject to that measured by the mapping and surveying institution designated by the government). Where the delivered area is less than this value, Party A shall proportionally return the rent to Party B, and where the delivered area exceeds this value, Party B shall proportionally pay additional rent to Party A.

Article 2 Intended Use

2-1	Party B shall merely use the Rooms as offices and undertake to abide by the regulations of the state and the city for property use and property management.

2-2

Party B warrants to Party A that it will not use the Rooms for any other purpose during the term of lease without the prior written consent from Party A and if required, the approval from the applicable authorities.

Article 3 Term, Delivery and Decoration Period

3-1	Term: From October 1, 2019 to September 30, 2022.

3-2

Party A allows Party B to decorate the Rooms without rent from August 1, 2019 to September 30, 2019. In the rent-free decoration period, Party B shall bear the property management fee, water, electricity and energy charges, decoration management fee and other necessary fees. Upon execution hereof, Party B shall separately enter a Property Management Contract with Hangzhou Land service Co., Ltd. (hereinafter referred to as the “Property Management Company”) to agree on the payment of the fees stated above. Party B may commence the decoration only after the delivery formalities are finished and the decoration plan is submitted to the Property Management Company for registration and approved by the competent authorities.

3-3

The parties agree that Party A shall deliver the Rooms to Party B as agreed herein prior to August 1, 2019 by notifying Party B in writing of completing the formalities for acceptance. The property management fee shall start to accrue from the first date of the term. Party B shall complete the delivery formalities with and pay the agreed payables to the Property Management Company on August 1, 2019. If Party B delays the acceptance of the Rooms, the term shall still be as specified herein and the rent receivable by Party A shall still be accrued from the first date of the term specified herein. If Party B fails to accept the Rooms on and before the 10th day after August 1, 2019, Party B shall not be entitled to require Party A to return the Deposit, and Party A shall be entitled to rescind this Contract and recover from Party B all losses arising from such failure.

Article 4 Rent, Increment of Rent, Method and Time of Payment

4-1

Rent: The annual rent of the first year shall be RMB4,033,434 (in words: RMB four million thirty-three thousand four hundred and thirty-four only), which excludes the property management fee, public energy fee and water, electricity, telephone, TV and parking spot charges. The detailed annual rents within the term are listed below.

Year	Term of lease	Unit Rent (Yuan/day/m2)	Rent Payable (Yuan)	Date of Payment	Remarks
1st year of lease	October 1, 2019-September 30, 2020	4.05	2,016,717	August 1, 2019
			2,016,717	March 15, 2020
2nd year of lease	October 1, 2020-September 30, 2021	4.05	2,016,717	September 15, 2020
			2,016,717	March 15, 2021
3rd year of lease	October 1, 2021-September 30, 2022	4.374	2,178,055	September 15, 2021
			2,178,055	March 15, 2022

4-2

The rent payable by Party B shall accrue from October 1, 2019 and shall be paid every six months before continued use of the Rooms. The first rent shall be paid on and before August 1, 2019, and each of the subsequent rents shall be paid to Party A, in full, within 15 days prior to the start date of the respective period of lease. Each payment shall be paid to Party A in cash (or via cheque for transfer) or directly transferred to the bank account designated by Party A, otherwise the payment will be deemed unpaid. Party A shall issue to Party B an invoice upon receipt of each payment.

4-3

Account bank of Party A: China Minsheng Banking Corp. Ltd. Shaorao Branch Business Department; account name: Shangrao City State-owned Assets Management Group Co., Ltd.; account No.: *** (Party A shall provide Party B with a prior written notice before using another account).

Article 5 Deposit

5-1	If Party B enters a letter of intent with and pays performance bond to Party A before signing this Contract, the bond shall be used to offset against the first rent.

5-2

Party B shall pay Party A deposit for lease (hereinafter referred to as the “Deposit”) within 3 working days upon execution hereof, totaling RMB663,030 (in words: RMB six hundred and sixty-three thousand thirty only) to ensure observance and performance of all regulations and obligations that must be observed and performed hereunder. This Contract is intended to renew the original lease contract and during the lease period of the previous contract, Party B has paid RMB499,238 as the Deposit for Floors 11-12 and RMB231,182 as the Deposit for Floor 13 which total RMB730,420 (in words: RMB seven hundred and thirty thousand four hundred and twenty only). Both parties hereby agree that the previous lease Deposit will be automatically transferred to the current Deposit, and the difference of RMB67,390 will be offset against the first payment of rent.

5-3

The Deposit hereunder may be used to offset, if any, the rents, overdue fines, liquidated damages and damages that are payable by Party B to Party A as agreed hereunder but are failed to be paid on time. Where Party A suffers losses from Party B’s breach, default and non-performance hereof, Party A shall be entitled to deduct such losses from the Deposit, and if the losses exceed the Deposit, Party A shall be entitled to recover the balance from Party B. Within 15 days upon such deduction, Party B shall pay Party A additional Deposit so that the Deposit retained by Party A is of the same amount before such deduction, otherwise Party A shall be entitled to rescind this Contract and withdraw the Rooms.

5-4

Upon expiration or early termination of the term or rescission hereof, Party B shall return to Party A the Rooms in their original conditions (except when Party A allows Party B to return the Rooms as they are) and fully pay Party A the rents, overdue fines, liquidated damages or damages that are payable as agreed herein, if any. Party A shall refund the Deposit or the balance thereof to Party B without interest within 10 working days upon full payment by Party B of the foregoing payables.

5-5

If Party B requires rescission of this Contract within the term due to any fault not attributable to Party A, the Deposit will not be returned and Party B shall bear the liabilities for breach as agreed herein.

Article 6 Requirements for Use of the Rooms and Responsibility for Repair

6-1	Party A shall be responsible for the inspection, repair and maintenance of the public facilities and equipment in public areas within the building where the Rooms are.

6-2

The natural damage or failure, if any, of the Rooms and the original ancillary facilities within the term shall be recovered by the person designated by Party A or the Property Management Company at the expense of Party A.

6-3

Party B shall be responsible for the inspection, repair and maintenance of the facilities and equipment altered, replaced or added by Party B, or Party B may also authorize Party A or the Property Management Company to repair and maintain such facilities and equipment at its own expense.

6-4

Within the term of lease, Party B (including employees or customers of Party B) shall reasonably use and care for the Property and the ancillary facilities and equipment. Where the Property, Rooms and the ancillary facilities and equipment are damaged or break down due to improper or unreasonable use by Party B (including employees or customers of Party B), Party B shall be responsible for the repair. If Party B refuses to repair, Party A or the Property Management Company may carry out the repair on behalf of Party B at its expense. Party B is obliged to take necessary measures to prevent the Rooms from damage caused by typhoon, rain and snow and other natural disasters.

6-5

Where decoration or additional ancillary facilities and equipment is necessary, Party B shall submit a completed Application for Decoration to Party A, and may commence the decoration or the installation of the additional facilities and equipment only upon written consent from Party A or the management company designated by Party A and if required, upon approval by the competent authorities. Party B shall restore the Rooms to their original conditions before returning to Party A upon expiration of the term, unless being allowed by Party A to return the Rooms as they are.

6-6

Party B shall not damage or alter the original architectural structure and public facilities when dividing or decorating the Rooms, and without consent from Party A, shall not alter, relocate or additionally install air conditioning, lighting, ventilation, fire-fighting, communication and other facilities and pipelines inside and outside the Rooms.

6-7

The contractor hired by Party B must strictly observe the management system and regulations established by the management company designated by Party A when decorating the Rooms or restoring them to their original conditions. If the contractor causes any damage to the architectural structure, facilities and equipment and the public areas beyond the scope of lease or any third person during decoration or restoration, Party B shall be responsible for the repair and compensation.

6-8

During decoration, Party B must protect the floor hereunder from water penetration. If losses are caused to any other floor due to water penetrated through the floor hereunder, Party B shall be liable.

6-9

If Party A send to Party B a notice of payment of any cost of repair for items under Article 6, Party B shall pay the same within 7 days upon receipt of the notice, otherwise Party A shall be entitled to deduct the payment from the Deposit.

6-10

Party B shall not emit or generate from the Property any noise or loud sound (including music or sound from equipment or people) or exhaust gas that adversely affects the normal work and life of other owners or tenants in the same building or of the surrounding owners or residents, otherwise, for any complaint or infringement or penalty imposed by the government, Party B shall be fully liable and shall also compensate Party A for the consequent losses, if any.

Article 7 Party A’s Rights and Obligations

7-1

The Property Management Company designated by Party A reserves the right to establish, introduce, revise, adopt or cancel, from time to time, any rules and regulations that it deems necessary for the management and maintenance of the Property. Such rules and regulations shall come into effect upon being notified to Party B in writing. Such rules and regulations shall be in addition to this Contract, without impairing the effect hereof. This Contract shall prevail if such rules and regulations conflict herewith.

7-2	Party A reserves the right to name the Property and to change the name of the Property without any compensation to Party B or any other person.

7-3	Changes to the name of Party A or to the owner of the Property Management Company shall not affect the validity hereof.

7-4

If intended to transfer the whole or part of the ownership of the Rooms within the term hereof, Party A shall provide Party B with a one-month prior notice and ensure Party B’s normal use of the Rooms will not be affected, otherwise Party B shall be entitled to claim from Party A 30% of the total paid rent as liquidated damages and compensation for its losses arising therefrom, if any.

7-5

If the owner of the Property mortgages the Property within the term hereof, Party B shall cooperate with Party A and the owner in handling the relevant formalities as required by the mortgagee and waive the right of first refusal and other available rights in and to the Property, and Party A shall ensure Party B’s normal use of the Rooms will not be affected, otherwise Party B shall be entitled to claim from Party A 30% of the total paid rent as liquidated damages and compensation for its losses arising therefrom, if any.

7-6

Party B shall bear the property management fee, public energy fee and parking, water, electricity, TV, telephone, network and other third-party charges incurred during the term hereof (the property management fee is charged at RMB9.8 per month per square meter; the public energy fee is charged at RMB3 per month per square meter; the water and electricity charging standards are subject to the specifications of the Property Management Company). Settlement of the charges will be clearly specified in the Property Management Contract to be entered into by the Property Management Company designated by Party A and Party B which will apply the same charging standards as those specified by the Property Management Company. If Party B delays the payment or fails to pay the charges stated above and consequently causes losses to Party A (including the payment of such charges on behalf of Party B as the Lessor; the overdue fines, liquidated damages and expenses for response to lawsuits arising from such delay or failure; and the legal fee, arbitration fee, attorney fee, judicial authentication fee and other reasonable expenses incurred to exercise its right to recover the losses), Party B shall fully compensate for Party A and Party A shall be entitled to recover from Party B the losses and deduct the losses from the Deposit.

Article 8 Party B’s Rights and Obligations

8-1

Party B warrants that it will hold or acquire from the competent government authorities all necessary licenses, administrative approvals or permits prior to carrying out business in the Rooms. Party B must ensure that such licenses, approvals or permits will be fully valid within the term hereof.

8-2	Party B must lawfully carry out business in the Rooms without adversely influencing the goodwill of the Property.

8-3

Party B must carry out interior decoration, division, renovation, equipment installation or alternation of the Rooms in accordance with applicable laws, regulations and the plan and construction drawing approved by the competent government authorities, subject to necessary approvals, licenses or permits issued by the authorities and written registration with the property management company, otherwise Party A is entitled to require Party B to immediately stop such work and restore the Rooms to the original conditions and Party B must be legally liable for all consequences, including without limitation to the expenses and expenditures arising from removal of any additional part and alteration not in compliance with the requirements of the authorities, and shall, at the same time, compensate for all losses caused to Party A.

(1)

If, at any time within the term hereof, any competent government authority requires Party B to rectify the decoration of the Rooms (including without limitation to fire-fighting facilities), Party B must perform such requirements as required and bear the expenses arising therefrom, including without limitation to the liabilities and compensation to the affected neighbors.

(2)

If, at any time within the term hereof, any competent government authority requires any neighbor to rectify any item (including without limitation to fire-fighting facilities), Party B must provide all necessary assistance as required by the authority and/or Party A or the Property Management Company. In the case that Party B suffers losses therefrom, Party B shall negotiate with the neighbor and shall not take such losses as an excuse for refusing or delaying the provision of assistance.

8-4

If any item in the Rooms to which it is responsible for normal use and maintenance is lost, destroyed or damaged, Party B shall be directly or indirectly liable and compensate for Party A, including without limitation to:

(1)	Any device, equipment, electrical wire and pipe to which Party B is responsible for maintenance and repair;

(2)	Losses caused by fault, negligence or omission of Party B during normal maintenance of the Rooms.

8-5

Subject to at least a 3-day prior notice, Party B must allow Party A to enter the Rooms, whenever reasonable, to inspect the state of the Rooms, check the interior accessories and perform necessary renovation and maintenance, provided, however, that Party B shall allow Party A or its authorized representative to enter the Rooms when urgently necessary, without prior notice. Party A shall not be liable for any destruction to the Rooms caused after its entry, provided that it takes all reasonable and available measures to minimize the possible destructions.

8-6

If Party B decides not to continue to lease the Rooms upon expiry hereof, Party B shall allow any client intended to lease the Rooms to visit the Rooms at the agreed time within 2 months prior to expiry hereof, and Party B shall also allow Party A to properly offer the Rooms for lease.

8-7	Party B must observe the rules and regulations established hereunder, from time to time, by Party A or the Property Management Company.

8-8

If any structure, architecture, separator and reconstruction introduced by Party B into the Rooms are out of specifications at any time within the term hereof, Party B must, at its own expense, remove the same as required by the property management authority or other applicable government authorities and Party A, otherwise Party A is entitled to remove the same on behalf of Party B with all expenses arising therefrom borne by Party B.

8-9

Upon expiry or early termination hereof, Party B must return to Party A the Rooms and the accessories, devices and attachments thereof as they are originally delivered (except reasonable wear and tear) and all keys to the Rooms.

8-10

Unless Party A permits Party B to return the Rooms as they are in writing, Party B shall remove or dismantle, at its own expense, all alternations and attachments made and all accessories and devices installed by it to the Rooms, if any, to restore the original conditions before return, and must be liable for any damage to the Rooms caused thereby.

8-11

Upon expiry or early termination hereof, Party B shall return the Rooms (including the parking lots hereunder, if any) to Party A within 5 days. If Party B fails to remove out of and return the Rooms on the due date, Party B shall bear the expense for use of the Rooms and the property management fee, water, electricity, energy, parking, TV, telephone, network charges and other third-party expenses incurred from the due date to the date on which the Rooms are returned at twice of the daily rent in the month of expiry or early termination hereof as well as the overdue fine and liquidated damages. In addition, Party A may legally hold Party B liable for other losses it suffers from delayed return of the Rooms (including the liquidated damages paid by Party A to the subsequent lessee due to delayed delivery of the Rooms and the expenses and losses incurred by Party A for disposal of the items in the Rooms as agreed).

8-12

Unless permitted by Party A in writing, Party B shall not use the photos, statements and images containing the logo of Hangzhou Laiyin Dafengtan Real Estate Co., Ltd. or the tradename and logo of Party A for any other purposes.

8-13	Party B shall strictly comply with the Manual of Matrix International Center for Owners and Tenants provided by the Property Management Company.

Article 9 Signs and Advertisements

9-1

Party A will provide Party B with a signboard or signage displaying Party B’s name in the hall of the Property which will be produced under the uniform arrangement of the Property Management Company with the expenses, if any, borne by Party B.

9-2

If Party B wants to place a signboard, sign or advertising lamp box at any place other than that stated above, Party B shall apply to Party A or the Property Management Company in writing, and may have the same placed only upon consent from Party A or the Property Management Company, approval from the applicable government authorities and payment of the relevant expenses. Without such consent and approval, Party B shall not post or set up any textual or graphical sign or advertisement at any place outside the Rooms.

Article 10 Insurance

10-1

Party A hopes Party B to procure and maintain necessary insurances after the Rooms are delivered until expiry of the term, so as to protect safety of its properties, including without limitation to the third-party liability insurance.

10-2

Party B shall not take or allow any act that voids any insurance procured by Party A or the Property Management Company for the public area, whether in whole or in part or causes increase in the premium. Any and all expenses arising from Party B’s misconducts must be borne by Party B.

10-3

The parties shall be respectively liable for and claim compensation from the insurer or the responsible person against, if any, their own property damage and property damage and personal injury to a third party caused by natural disasters, theft (unless caused by neglect of duty of the Property Management Company) or fire.

Article 11 Sublease, Lend, Exchange

11-1	Within the term hereof, Party B shall not sublease or lend to or exchange with any other person the Rooms, whether in whole or in part.

Article 12 Force Majeure

12-1	For the purpose hereof, force majeure means the events unpredictable by the parties upon conclusion hereof, the occurrence and consequences of which are unable to be avoided and overcome.

12-2

Upon occurrence of a force majeure event, the affected party shall notify the other party as soon as possible via express service or fax or otherwise in writing and shall provide details of the event and a certificate justifying its incapability of performance hereof within 10 days following the occurrence.

12-3

Either party or the parties hereto, if incapable of performing this Contract in whole or in part or delaying the performance hereof due to a force majeure event, shall be exempted, subject to performance of the obligation under Article 12-2.

Article 13 Amendment, Rescission and Renewal

13-1	Any change to the articles hereof within the term shall be agreed on by the parties in a separate supplementary and amendment agreement.

13-2

This Contract shall terminate immediately upon expiry of the term of lease. Then Party A shall be entitled to withdraw the Rooms and Party B shall restore the Rooms to the original conditions and return the Rooms (unless permitted by Party A in writing to return the Rooms as they are).

13-3	The parties agree to terminate this Contract upon any of the following circumstances within the term of lease without liabilities to each other:

(1)	The right to use the land occupied by the Rooms is withdrawn before the due date thereof;

(2)	The Rooms are legally expropriated for social and public benefits;

(3)	The Rooms are legally licensed to be demolished for urban development;

(4)	The Rooms are destroyed, lost or identified as dangerous.

13-4

The parties hereby agree that Paragraph (IV) in Article 13-3 merely refers to the circumstance where the Rooms are destroyed, lost or identified as dangerous not caused by Party B and any of its employees and/or agents, and excludes the circumstance where the Rooms are restorable within 120 days upon being destroyed or identified as dangerous. In the excluded circumstance, this Contract shall not be terminated and Party B will not need to pay the rent for the restoration period.

13-5

The parties agree that under any of the following circumstances, the non-defaulting party may rescind this Contract with a written notice to the defaulting party, and the defaulting party shall pay the non-defaulting party liquidated damages; and if the liquidated damages are insufficient to cover the losses to the non-defaulting party, the defaulting party shall also pay the non-defaulting party the balance:

(1)	Party A fails to deliver the Rooms to Party B within the specified time and on or prior to the 30th day after the specified time;

(2)	Party A delivers the Rooms with serious quality problems that endanger the safety of the user, resulting in failure to realize the purpose of lease;

(3)	Party B uses the Rooms for illegal activities;

(4)	Party B uses the Rooms for any purpose other than the intended use;

(5)	Party B (including its employees or clients) causes damage to the main structure of the Rooms or serious damage to the ancillary facilities and equipment;

(6)	Party B subleases or lends to or exchanges with any other person any of the Rooms;

(7)	Party B fails to pay any rent within the specified time and on or prior to the 30th day after the specified time;

(8)	Party B alters the structure of the Rooms;

(9)	Party B breaches this Contract and fails to rectify the same within the time specified in Party A’s written notice or in this Contract;

(10)	Party B enters into bankruptcy and liquidation procedures compulsorily or voluntarily (except for reorganization or merger).

13-6

Party B shall apply to Party A in writing for renewal of the lease within 6 months prior to expiry of the term of lease, if it wants so. The parties shall enter into a new lease contract upon consensus through consultation.

Article 14 Liability for Breach

14-1

Where Party A fails to deliver the Rooms within the specified time not for reasons attributable to Party B, Party A shall pay Party B liquidated damages at a daily rate of 0.01% of the paid rent. If Party A still fails to deliver the Rooms on and prior to the 30th day after the specified time, Party B shall be entitled to unilaterally rescind this Contract and to claim liquidated damages from Party A equivalent to the amount of the Deposit. In the case that the liquidated damages are insufficient to cover Party B’s losses, Party A shall additionally pay Party B the balance. Upon termination of this Contract by Party B, Party A shall, within 5 days, refund the Deposit and the paid rent for the period of lease that has not been realized without interest.

14-2

Where Party A rescinds this Contract without consent of Party B prior to the expiry date and withdraws the Rooms, Party A shall pay Party B liquidated damages equivalent to six-month rent calculated at the applicable rate at the time of rescission, if the remaining term of lease exceeds 6 months, or equivalent to the actual rent payable for the remaining term of lease if it is less than 6 months. In the case that the liquidated damages are insufficient to cover Party B’s losses, including without limitation to the legal fee, arbitration fee, attorney fee, judicial authentication fee and other reasonable expenses incurred to exercise its right to recover its losses, Party A shall additionally pay Party B the balance. Furthermore, Party A shall refund the paid rent to Party B for the period of lease that has not been realized without interest and bear Party B’s economic losses directly arising therefrom.

14-3

Where Party B rescinds this Contract without consent of Party A prior to the expiry date, Party B shall pay Party A the amounts payable but unpaid for the period of lease having been realized as well as liquidated damages equivalent to six-month rent calculated at the applicable rate at the time of rescission if the remaining term of lease exceeds 6 months, or equivalent to the actual rent payable for the remaining term of lease if it is less than 6 months. In the case that the liquidated damages are insufficient to cover Party A’s losses, including without limitation to the legal fee, arbitration fee, attorney fee, judicial authentication fee and other reasonable expenses incurred to exercise its right to recover the losses, Party B shall additionally pay Party A the balance. Such liquidated damages and balance may be deducted from the Deposit. The remaining Deposit, if any, shall be refunded to Party B without interest.

14-4

Where Party B fails to pay the rent and other payments as agreed herein, Party B shall pay Party A liquidated damages at a daily rate of 0.01% of the amount owed until it is paid off. If such amount is overdue for more than 30 days, Party A shall be entitled to cut off the supply of water, electricity and other utilities, or prohibit Party B from using the Rooms, or unilaterally rescind this Contract and claim from Party B its actual losses in excess of the liquidated damages.

14-5

Upon expiry or early termination hereof, Party B shall restore and return the Rooms, unless permitted by Party A in writing to return the Rooms as they are, in which case the decorations, fixed facilities and equipment and other inputs from Party A shall be owned by Party A free of charge and without compensation to Party B.

Article 15 Miscellaneous

15-1	The payments hereunder shall be settled with RMB.

15-2

Any dispute arising during the performance hereof shall be settled by the parties through consultation, failing which, the same shall be submitted to the local people’s court at the place of the Rooms.

15-3	This Contract including the appendixes consists of ten pages and is made in quadruplicate with each party holding two counterparts. The appendixes have the same force and effect with this Contract.

15-4	The matters uncovered herein may be agreed on by the parties in a supplementary agreement. This Contract shall come into effect upon signature and seal of the parties.

Party A: Shangrao City State-owned Assets Management Group Co., Ltd.	Party B: Hangzhou Qunhe Information Technology Co., Ltd.
(Official seal)	(Official seal)

/s/ Shangrao City State-owned Assets Management Group Co., Ltd.	/s/ Hangzhou Qunhe Information Technology Co., Ltd.

Signature of authorized representative:
/s/ Huiwu Ji
Signed on June 25, 2019

Venue of signature: Matrix International Center

Appendixes:

I. Floor Plan of the Rooms

II. Copies of the Business Licenses or IDs of the Parties